Exhibit B-110





                       MEMBERS' AGREEMENT
                       OF THE MEMBERS OF
                      PATRICK KLT GAS, LLC





                       MEMBERS' AGREEMENT
                        OF THE MEMBERS OF
                      Patrick KLT Gas, LLC


                        TABLE OF CONTENTS
                                                              Page
ARTICLE I DEFINITIONS AND CROSS-REFERENCES                      1
     1.1       Definitions                                      1
     1.2       Cross References                                 1

ARTICLE II     CERTAIN MATTERS CONCERNING
               CONTRIBUTIONS BY MEMBERS                         2
     2.1       Initial Capital Contribution                     2
     2.2       Additional Contributions                         2
     2.3       Emergency or Unexpected Expenditures.            2

ARTICLE III    REPRESENTATIONS AND WARRANTIES;
               TITLE TO ASSETS; INDEMNITIES                     2
     3.1       Representations and Warranties of the Members    3
     3.2       Representations and Warranties of Patrick        3
     3.3       Disclosures.                                     4
     3.4       Loss of Title.                                   5
     3.5       Limitation of Liability                          5
     3.6       Indemnification.                                 5

ARTICLE IV     INTERESTS OF MEMBERS                             6
     4.1       Continuing Obligations                           6
     4.2       Grant of Lien and Security Interest              6
     4.3       Subordination of Interests                       7

ARTICLE V RELATIONSHIP OF THE MEMBERS                           7
     5.1       Transfer or Termination of Rights                7
     5.2       Abandonment and Surrender of Properties          7
     5.3       Supplemental Business Arrangement.               8
     5.4       Implied Covenants                                8
     5.5       No Third Party Beneficiary Rights                8

ARTICLE VI     ACQUISITIONS WITHIN AREA OF INTEREST             8
     6.1       General                                          8
     6.2       Notice to Non-Acquiring Member                   8
     6.3       Option Exercised.                                9
     6.4       Option Not Exercised                             9
     6.5       Non-Compete Covenants                            9

ARTICLE VII    DISPUTES                                        10
     7.1       Governing Law.                                  10
     7.2       Forum Selection                                 10
     7.3       Arbitration                                     10

ARTICLE VIII   GENERAL PROVISIONS                              12
     8.1       Notices.                                        12
     8.2       Gender                                          13
     8.3       Currency.                                       13
     8.4       Headings                                        13
     8.5       Waiver                                          13
     8.6       Modification                                    14
     8.7       Force Majeure                                   14
     8.8       Rule Against Perpetuities                       14
     8.9       Further Assurances.                             14
     8.10      Entire Agreement; Successors and Assigns        15
     8.11      Counterparts                                    15

                       MEMBERS' AGREEMENT
                       OF THE MEMBERS OF
                      Patrick KLT Gas, LLC
             An Oklahoma Limited Liability Company

             This  Members' Agreement (the "Agreement")  is  made
as of January 14, 2000 between Patrick Energy Corp., a Michigan corporation ("Patrick"), the address of which is 6120 South Yale, Suite 810, Tulsa, Oklahoma 74136 and KLT Gas Inc., a Missouri corporation ("KLT Gas"), the address of which is 1201 Walnut, Kansas City, Missouri 64106.

                            RECITALS

             A. Patrick owns or controls or is under contract to purchase certain properties in Haskell, Hughes, Latimer, LeFlore, McIntosh, Muskogee, Nowata, Okmulgee, Osage, Pittsburg, Rogers, and Washington Counties, Oklahoma, and Montgomery County, Kansas which properties are described in Exhibit A.

             B. KLT Gas wishes to participate with Patrick in the exploration, development and production of oil and gas resources, more specifically coalbed methane gas within the Properties and the gathering of gas and the acquisition of producing and non-producing oil and gas leases.

             C. Patrick and KLT Gas wish to form and operate a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. 2000 et seq. (the "Act"), to own the Properties and conduct the operations thereon contemplated by Recital B. The name of the limited liability company shall be Patrick KLT Gas, LLC and its affairs shall be governed by that certain Operating Agreement of Patrick KLT Gas, LLC, dated as of January 14, 2000 (the "Operating Agreement").

             NOW THEREFORE, in consideration of the covenants and conditions contained herein, Patrick and KLT Gas agree as follows:


                           ARTICLE I
                DEFINITIONS AND CROSS-REFERENCES

             1.1 Definitions. The terms defined herein shall have the defined meaning wherever used in this Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings given thereto in the Operating Agreement or Exhibit D thereto.

             1.2 Cross References. References to exhibits are  to
Exhibits of the Operating Agreement. References to "Articles," "Sections" and "Subsections" refer to Articles, Sections and Subsections of this Agreement unless indicated otherwise.
References to "Paragraphs" and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits.


                           ARTICLE II
                   CERTAIN MATTERS CONCERNING
                    CONTRIBUTIONS BY MEMBERS

             2.1   Initial  Capital  Contribution.  The   initial
capital Contribution shall be as set forth in Section 3.1 of the Operating Agreement.

             2.2 Additional Contributions. The Members, subject to any election permitted by Section 10.5(a) of the Operating Agreement, shall be obligated to contribute funds to the Company to fund adopted Programs and Budgets in proportion to their respective Ownership Interests. Notwithstanding the foregoing or anything contained in the Operating Agreement, except the technical review, occurring after six months, provided for in
Section 10.3, each party hereto agrees that each party will participate in the first two Programs on an equal basis for the drilling of up to 220 wells and agrees to the expenditure of Ten Million Dollars ($10,000,000) with Patrick contributing Two Million One Hundred and Fifty Thousand Dollars ($2,150,000), KLT Gas contributing Five Million Dollars ($5,000,000) and Two Million Eight Hundred and Fifty Thousand ($2,850,000) coming from the Company attributable to Patrick because of its disproportionate initial capital Contribution.

             2.3 Emergency or Unexpected Expenditures. In case of emergency, the Manager may take any reasonable action it deems necessary to protect life or property, to protect the Assets or to comply with Laws. The Manager may make reasonable expenditures on behalf of the Members for unexpected events that are beyond its reasonable control and that do not result from a breach by it of its standard of care. The Manager shall promptly notify the Members of the emergency or unexpected expenditure, and the Manager shall be reimbursed for all resulting costs by the Members in proportion to their respective Ownership Interests.


                          ARTICLE III
                REPRESENTATIONS AND WARRANTIES;
                  TITLE TO ASSETS; INDEMNITIES

             3.1  Representations and Warranties of the  Members.
As of the date hereof, each Member warrants and represents to the other that:

                  (a) it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

                  (b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, board of directors, shareholder, and other actions and consents required to authorize it to enter into and perform this Agreement have been properly taken;

                  (c)          it  will  not  breach  any   other
agreement or arrangement by entering into or performing this Agreement;

                  (d)          it   is   not   subject   to   any
governmental order, judgment, decree, debarment, sanction or Laws
that   would   preclude  the  permitting  or  implementation   of
Operations under this Agreement;

                  (e)          this   Agreement  has  been   duly
executed and delivered by it and is valid and binding upon it in accordance with its terms; and

                  (f)          after   the  assignment   of   the
interests described in Exhibit A hereto, and not as of the date hereof, neither party owns any oil, gas or mineral interest
(including coalbed methane) in the Area of Interest.

             3.2 Representations and Warranties of Patrick. As of the date hereof, Patrick makes the following representations and warranties to KLT Gas:

                  (a)         Patrick makes no warranty of  title
except that it has neither mortgaged, hypothecated nor made a prior conveyance of its interest in the Contracts or the leases described in Exhibit A.

                  (b)         Patrick has delivered  to  or  made
available for inspection by KLT Gas all Existing Data in its possession or control, and copies of all leases or other contracts relating to the Properties.

                  (c) With respect to the Properties, to Patrick's knowledge, there are no pending or threatened actions, suits, claims or proceedings, except as set forth in the Contracts or otherwise in Exhibit A to the Operating Agreement.

                  (d)          Except  as  to  matters  otherwise
disclosed in writing to KLT Gas prior to the date hereof,

                     (i)        to   Patrick's   knowledge,   the
conditions existing on or with respect to the Properties and its ownership and operation of the Properties are not in violation of any Laws nor causing or permitting any damage or impairment to the health, safety, or enjoyment of any person at or on the Properties or in the general vicinity of the Properties;

                     (ii)     to Patrick's knowledge, there  have
been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Properties, nor any past creation of damage or threatened damage to the air, soil, surface waters, groundwater, flora, fauna, or other natural resources on, about or in the general vicinity of the Properties; and

                     (iii)    Patrick  has not  received  inquiry
from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws.

                  The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement. For a representation or warranty made to a Member's "knowledge," the term "knowledge" shall mean actual knowledge on the part of the officers, employees, and agents of the representing Member.

             3.3 Disclosures. Each of the Members represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement or the Operating Agreement which should be disclosed to the other Member in order to prevent the representations and warranties in this Article or Article VI of the Operating Agreement from being materially misleading. Patrick has disclosed to KLT Gas all information it believes to be relevant concerning the Assets and has provided to or made available for inspection by KLT Gas all such information, but does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information (except as provided in Section 3.2) or as to the boundaries, reserves or value of the Assets. Each Member represents to the other that in negotiating and entering into this Agreement and the Operating Agreement it has relied solely on its own appraisals and estimates as to the value of the Assets and upon its own geologic and engineering interpretations related thereto, and KLT Gas is aware that:

             (a) in Oklahoma the law is unsettled as to the ownership of the coalbed methane gas where minerals have been severed from the surface estate and that some leases included in the Properties have been taken from owners of severed minerals and curative work needs to be completed; and

             (b) in Oklahoma the law is unsettled as to the ability of the lessee to charge gas transportation costs to the lessor where the lease fails to allow for the cost, and that some leases specifically prohibit the transportation costs, and some leases may not contain sufficient language to collect such costs.

             3.4 Loss of Title. Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Business Account, except that in the event of costs or losses arising out of or resulting from any breach of the representations and warranties of Patrick or KLT Gas as to title, the breaching Member shall indemnify the non-breaching Member for such costs and losses.

             3.5 Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise. The foregoing shall not limit any obligation of a Member to indemnify the other Member as expressly provided by this Agreement. The Members shall be under no obligation to restore a deficit Capital Account upon the dissolution of the Company or the liquidation of any of their Ownership Interests. Any obligation herein to contribute capital to the Company may be compromised by the Members, including by payments by an obligated Member directly to the other Member.

             3.6  Indemnification.

                  (a) Each Member shall indemnify the other Member, its directors, officers, employees, agents and attorneys, and Affiliates or successors, assigns and Related Parties (collectively "Indemnified Party") from and against the entire amount of any Material Loss. A "Material Loss" shall mean all direct and indirect costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Member ("Indemnifying Party") of any representation, warranty or covenant contained in this Agreement or the Operating Agreement, including without limitation:

                     (i)      any  action taken for or obligation
or responsibility assumed on behalf of the Company or another Member by a Member or any of its directors, officers, employees, agents and attorneys, or Affiliates, in violation of Section 5.1 of the Operating Agreement;

                     (ii)      failure   of  a  Member   or   its
Affiliates to comply with the non-compete or Area of Interest provisions of Article VI hereof;

                     (iii)      any    Transfer    that    causes
termination of the tax partnership established by Section 5.2 of the Operating Agreement, against which the transferring Member shall indemnify the non-transferring Member as provided in Subsection 7.2(e) of the Operating Agreement and Article V of Exhibit C; and

                     (iv)      failure   of  a  Member   or   its
Affiliates to comply with the preemptive right under Sections 7.3 and 7.4 of the Operating Agreement.

A Material Loss shall not be deemed to have occurred until an Indemnified Party incurs losses, costs, damages or liabilities in excess of Two Hundred and Fifty Thousand Dollars ($250,000) relating to breaches of warranties, representations and covenants contained in this Agreement and the Operating Agreement, in the aggregate. Each Member's aggregate liability to all Indemnified Parties under this Section for breaches of the representations in Articles II and III hereof shall not, however, exceed Five Million Dollars ($5,000,000).

                  (b) If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice), the defense, compromise, or settlement of the matter, including, at the Indemnifying Party's expense, employment of counsel of the Indemnifying Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which have arisen out of the indemnified claim or demand.


                           ARTICLE IV
                      INTERESTS OF MEMBERS

             4.1 Continuing Obligations. On dissolution of the Company under Section 14.1 of the Operating Agreement, each
Member shall remain liable for its respective share of liabilities to third parties (whether such arises before or after such dissolution). In the event of the resignation of a Member pursuant to Section 14.2 of the Operating Agreement, the resigning Member's share of such liabilities shall be equal to its Ownership Interest at the time such liability was incurred (or, as to liabilities arising prior to the date hereof, its initial Ownership Interest).

             4.2 Grant of Lien and Security Interest.

                  (a) Subject to Section 4.3 hereof, each Member grants to the other Member a lien upon and a security interest in its Ownership Interest, including all of its right, title and interest in the Assets, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

                  (b) The liens and security interests granted by Subsection 4.2(a) hereof shall secure every obligation or liability of the Member granting such lien or security interest to the other Member created under this Agreement or the Operating Agreement, including the obligation to repay a Cover Payment in accordance with Section 11.4 of the Operating Agreement. Each Member hereby agrees to take all action necessary to perfect such lien and security interest and hereby appoints the other Member its attorney-in-fact to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interest.

             4.3  Subordination of Interests. Each Member  shall,
from time to time, take all necessary actions, including execution of appropriate agreements, to pledge and subordinate its Ownership Interest, any liens it may hold which are created under this Agreement other than those created pursuant to Section
4.2 hereof, and any other right or interest it holds with respect to the Company and the Assets (other than any statutory lien of the Manager) to any secured borrowings for Operations approved by the Management Committee, including any secured borrowings relating to Project Financing, and any modifications or renewals thereof. Provided, however, under no circumstances shall the subordination required hereunder affect the priority of any lien or security interest granted by a Member to its lender or granted by the Company to the lender of a Member as contemplated by
Section 7.2(g) of the Operating Agreement.


                           ARTICLE V
                  RELATIONSHIP OF THE MEMBERS

             5.1  Transfer  or  Termination  of  Rights.  Neither
Member shall Transfer all or any part of its rights or obligations under this Agreement, except in conjunction with a transfer or termination of the Member's Ownership Interest permitted by the Operating Agreement. Neither Member shall Transfer all or any part of its rights or obligations under the Operating Agreement, except in conjunction with a transfer or termination of its rights under this Agreement. Any such permitted assignment shall be subject to the consent requirements of Section 7.2 of the Operating Agreement.

             5.2 Abandonment and Surrender of Properties. The Member that desires to abandon or surrender all or part of the Properties pursuant to Section 12.2 of the Operating Agreement shall remain liable to the other Member for its share (determined by its Ownership Interest as of the date of such abandonment) of any liability with respect to such Properties, including, without limitation, Continuing Obligations, and Environmental Liabilities, whether accruing before or after such abandonment, arising out of activities prior to the date hereof and out of Operations conducted prior to the date of such abandonment, regardless of when any funds may be expended to satisfy such liability.

             5.3 Supplemental Business Arrangement. The Members hereby agree that in the event of a Supplemental Business Arrangement pursuant to Section 10.7 of the Operating Agreement, this Agreement shall apply mutatis mutandis to such business in the same manner as to the Operating Agreement.

             5.4   Implied  Covenants.  There  are   no   implied
covenants contained in this Agreement other than those of good faith and fair dealing.

             5.5 No Third Party Beneficiary Rights. This Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party, expressly including the Company, or in any governmental organization or agency, except to the extent required to permit indemnification of a non-Member's Indemnified Party pursuant to Subsection 3.6(a) hereof.


                           ARTICLE VI
              ACQUISITIONS WITHIN AREA OF INTEREST

             6.1  General. Any interest or right to  acquire  any
interest in real or personal property within the Area of Interest either acquired or proposed (pursuant to a draft term sheet or draft purchase agreement) to be acquired during the term of this Agreement by or on behalf of either Member ("Acquiring Member") or any Affiliate of such Member shall be subject to the terms and provisions of this Agreement and the Operating Agreement. Patrick and KLT Gas and their respective Affiliates for their separate account shall be free to acquire leases and mineral interests in lands outside the Area of Interest. Failure of any Affiliate of either Member to comply with this Article shall be a breach by such Member of this Agreement.

             6.2  Notice  to Non-Acquiring Member. Within  thirty
(30) days after the acquisition or proposed acquisition, as the case may be, of any interest or the right to acquire any interest in real property wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the Acquiring Member shall notify the other Member of such acquisition by it or its Affiliate; provided that if the acquisition of any interest or right to acquire any interest pertains to real property partially within the Area of Interest, then all such real property (i.e., the part within the Area of Interest and the part outside the Area of Interest) shall be subject to this Article. The Acquiring Member's notice shall describe in detail the acquisition, or the proposed acquisition, the selling party or proposed offeree, the acquiring party if that party is an Affiliate, the lands and minerals covered thereby, any water rights related thereto, the cost, obligations and other liabilities thereof, and the reasons why the Acquiring Member believes that the acquisition (or proposed acquisition) of the interest is in the best interests of the Members under this Agreement. In addition to such notice, the Acquiring Member shall make any and all information concerning the relevant interest available for inspection by the other Member.

             6.3  Option Exercised. Within sixty (60) days  after
receiving the Acquiring Member's notice, the other Member may notify the Acquiring Member of its election to accept a proportionate interest in the acquired interest equal to its Ownership Interest. Promptly upon such notice, the Acquiring Member shall convey or cause its Affiliate to convey to the Members in proportion to their respective Ownership Interests or to the Company (as agreed by the Members), by assignment of the Acquiring Member's (or its Affiliate's) interest in such acquired interest, free and clear of all Encumbrances arising by, through or under the Acquiring Member (or its Affiliate) other than those to which both Members have agreed. Immediately upon such notice, the acquired interest either shall be subject to a Supplemental Business Arrangement, or if conveyed to the Company, shall become a part of the Properties for all purposes of this Agreement and the Operating Agreement. The other Member shall promptly pay to the Acquiring Member its proportionate share of the latter's actual out-of-pocket acquisition costs.

             6.4  Option Not Exercised. If the other Member  does
not give such notice within the sixty (60) day period set forth in Section 6.3 hereof, it shall have no interest in the acquired interests, and the acquired interests shall not be a part of the Assets or be subject to this Agreement or the Operating
Agreement. Provided however, if the Acquiring Member does not consummate a proposed acquisition upon substantially the same terms as described in the Notice given under Section 6.2, then the Acquiring Member shall offer the other Member the right to participate in the consummated acquisition under this Article VI as if the offer to participate in the proposed acquisition had not been made. "Substantially," as used in the preceding sentence shall mean an increase or decrease in cash consideration or in the non-cash consideration (considered separately and not in aggregate) of at least 5%. Provided further, if an Acquiring Member makes an acquisition which is required to be offered to the other Member under this Article VI, but fails to do so, the Acquiring Member holds the interest that should have been offered to the other Member in trust for the other Member, subject only to the payment of its proportionate share of the purchase price, without interest.

             6.5 Non-Compete Covenants. Neither a Member that resigns pursuant to Section 14.2 of the Operating Agreement, or is deemed to have resigned pursuant to the Operating Agreement, nor any Affiliate, successor, assignee or agent of such a Member, shall directly or indirectly acquire any interest or right in any property any part of which is within the Area of Interest for twenty-four (24) months after the effective date of resignation. If a resigning Member, or the Affiliate of a resigning Member, breaches this Section, such Member shall be obligated to offer to convey to the non-resigning Member, without cost or Encumbrance, any such property or interest so acquired (or ensure its Affiliate offers to convey the property or interest to the non-resigning Member, if the acquiring party is the resigning Member's Affiliate). Such offer shall be made in writing and can be accepted by the non-resigning Member at any time within ten
(10) days after the offer is received by such non-resigning Member. Failure of a Member's Affiliate to comply with this Section shall be a breach by such Member of this Agreement.


                          ARTICLE VII
                            DISPUTES

             7.1 Governing Law. Except for matters of title to the Properties or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

              7.2 Forum Selection. The Members (subject to actual receipt of service of process) consent and submit to the exclusive venue and jurisdiction in any state or federal court in and for the City of Oklahoma City, State of Oklahoma, and the service of process under applicable provisions of the laws of the State of Oklahoma in any action commenced relating to this Agreement or the transactions contemplated hereby.

               7.3    Arbitration.  (a)   In  the  event  of  any
disagreement between the Members over the construction, application (including whether conditions precedent to arbitration have occurred), breach, termination, validity or interpretation of the Agreement ("Dispute"), the Members agree promptly to seek to resolve such Dispute by negotiations between senior executives of the Members. All negotiations and communications pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and state rules of evidence. If the Dispute has not been resolved within forty-five
(45) days after the date one Member requests resolution of a Dispute as provided in this Section 7.3, either Member may initiate arbitration pursuant to this Agreement. "Resolved" means that both Members have agreed to a disposition of the Dispute; a Dispute has not been resolved within the meaning of this subparagraph if one Member denies the existence of a Dispute or refuses to participate in the process described in this
Section 7.3.

               (b) Any Dispute submitted to arbitration pursuant to subparagraph (a) shall be submitted to binding arbitration, before a single arbitrator, in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Members in connection with any Dispute or Disputes hereunder.

               (i) The arbitrator appointed under this Agreement shall be an executive or former executive of an exploration and production company, and shall have had at least 15 years of experience in the oil and gas business.

               (ii) The Member desiring to initiate arbitration shall send, via certified mail, written notice of demand of arbitration to the other Member and the names of one or more proposed arbitrators together with a statement of the matter in controversy.

               (iii) Within thirty (30) days after receipt of such demand, the receiving Member shall either agree to one of the arbitrators proposed by the other Member, or propose one or more arbitrators. If the receiving Member fails or refuses to agree to or propose an arbitrator within such 30-day period or if the Members cannot agree on an arbitrator, within sixty (60) days after receipt of such demand, all Disputes shall be settled by arbitration administered by the AAA in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered the arbitrator may be entered in any court having jurisdiction thereof.

               (iv) The arbitrator may hire, at the expense of the Members, legal, accounting, geological, engineering or other consultants the arbitrator believes are necessary or useful.

               (v) Adherence to formal rules of evidence shall not be required. The arbitrator shall consider any evidence and testimony that it determines to be relevant.

               (vi) The arbitrator shall render their decision within thirty (30) calendar days following the conclusion of the hearing. The arbitrator shall have the authority to determine the scope of the arbitrator's authority, the Dispute, including any other Disputes arising in the course of the arbitration, and the damages, if any, to which any Member may be entitled.

                (vii) Any decision by the arbitrator shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any Member as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

               (viii)     The  arbitration proceedings  shall  be
conducted in Oklahoma City, Oklahoma.

               (ix) Limited civil discovery shall be permitted for the production of documents and taking of depositions.

               (x)   All civil discovery shall be governed by the
Oklahoma   Rules  of  Civil  Procedure.   All  issues   regarding
information with discovery requests shall be decided by the arbitrator.

               (xi) The arbitrator has no authority to award punitive damages or any other damages not measured by the prevailing Member's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this agreement.

               (xii)           The  award of the arbitrator  may,
but is not required to be, accompanied by a reasoned opinion.

                (xiii)     Neither Member nor the arbitrator  may
disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Members.

               (xiv) The arbitrator may award to the prevailing Member, if any, as determined by the arbitrator, all or some portion of its costs and fees. "Costs and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying, telephone, court costs, witness fees, and attorneys' fees. Notwithstanding the foregoing, each Member shall pay, within 15 days of being billed by the arbitrator, one-half of the total amounts billed by the arbitrator to both Members for arbitration fees, services and expenses incurred by the arbitrator; it is expected that the arbitrator will bill on a monthly basis, but actual billing shall be as determined by the arbitrator.


                          ARTICLE VIII
                       GENERAL PROVISIONS

             8.1   Notices.  All  notices,  payments  and   other
required or permitted communications ("Notices") to either Member shall be in writing, and shall be addressed respectively as follows:

            If to Patrick:    Patrick Energy Corp.
                              6120 S. Yale, Suite 810
                              Tulsa, Oklahoma  74136
                              Attention:  Mark A. Patrick
                              Telephone: (918) 477-7755
                              Facsimile:  (918) 491-6680

            With a Copy to:   Chester, Willcox, and Saxbe, LLP
                              17 South High Street, Suite 900
                              Columbus, Ohio  43215
                              Attention:  J. Richard Emens
                              Telephone: (614) 221-4000
                              Facsimile: (614) 221-4012

           If to KLT Gas:     Mr. David B. Jensen
			      Vice President, Operations
                              KLT Gas Inc.
                              1201 Walnut
                              Kansas City, Missouri 61406
                              dbj6606@kcpl.com
                              Telephone: (816) 556-2887
                              Facsimile: (816) 556-2337


           With a Copy to:    H. Martin Gibson
                              Winstead Sechrest & Minick, P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas 75270-2199
                              mgibson@winstead.com
                              Telephone: (214) 745-5149
                              Facsimile: (214) 745-5390

                  All Notices shall be given (a) by personal delivery to the Member; (b) by electronic communication, capable of producing a printed transmission, such as facsimile or electronic mail, and followed by mail with a copy of the date and time verification; (c) by registered or certified mail return receipt requested; or (d) by overnight or other express courier service. All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Either Member may change its address by Notice to the other Member.

             8.2 Gender. The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

             8.3 Currency. All references to "dollars" or "$" herein shall mean lawful currency of the United States of America.

             8.4 Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

             8.5 Waiver. The failure of either Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member's right thereafter to enforce any provision or exercise any right.

             8.6 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by both
Members.

             8.7  Force  Majeure. Except for  the  obligation  to
make payments when due hereunder, the obligations of a Member shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Member seeking the approval or authorization; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of oil or gas (including gathering and pipelines), and of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing, but not including low prices. The affected Member shall promptly give notice to the other Member of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Members to advance funds pursuant to Article II hereof shall be reduced to levels consistent with then current Operations.

             8.8 Rule Against Perpetuities. The Members do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties, in an Ownership Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

             8.9 Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

             8.10 Entire Agreement; Successors and Assigns. This Agreement and the Operating Agreement, with the Exhibits thereto, between Patrick and KLT Gas, dated January 14, 2000, contain the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof; provided that nothing in this Section 8.10 modifies or affects the Operating Agreement and the Members' obligations thereunder. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

             8.11 Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Members be contained on any counterpart. Each counterpart shall be deemed an original, but all
counterparts   together  shall  constitute  one  and   the   same
instrument.

             IN   WITNESS   WHEREOF,  the  parties  hereto   have
executed this Agreement as of the date set forth above.

                  Patrick Energy Corp.

                  By: /s/Mark Patrick
                  Name:  Mark Patrick
                  Title: Vice President


                  KLT Gas Inc.

                  By: /s/David M. McCoy
                  Name:  David M. McCoy
                  Title: President

                       OPERATING AGREEMENT
                               OF
                      PATRICK KLT GAS, LLC




                       OPERATING AGREEMENT
                               OF
                      PATRICK KLT GAS, LLC




                       TABLE OF CONTENTS

                                                             Page
ARTICLE I DEFINITIONS AND CROSS-REFERENCES                      1
     1.1  Definitions                                           1
     1.2  Cross References                                      1

ARTICLE II     NAME, PURPOSES AND TERM                          2
     2.1  Formation                                             2
     2.2  Name                                                  2
     2.3  Purposes                                              2
     2.4  Limitation                                            2
     2.5  Term                                                  2
     2.6  Registered Agent; Offices                             3

ARTICLE III    CONTRIBUTIONS BY MEMBERS                         3
     3.1  Members' Initial Contributions                        3
     3.2  Record Title                                          3

ARTICLE IV     INTERESTS OF MEMBERS                             3
     4.1  Initial Ownership Interests                           3
     4.2  Changes in Ownership Interests                        4
     4.3  Admission of New Members                              4
     4.4  Documentation of Adjustments to Ownership Interests   4
     4.5  Exceptions to Adjustments to Ownership Interests      4

ARTICLE V RELATIONSHIP OF THE MEMBERS                           4
     5.1  Limitation on Authority of Members                    4
     5.2  Federal Tax Elections and Allocations                 5
     5.3  State Income Tax                                      5
     5.4  Tax Returns                                           5
     5.5  Other Business Opportunities                          5
     5.6  Waiver of Rights to Partition or Other Division of
          Assets                                                5
     5.7  Bankruptcy of a Member                                5
     5.8  Implied Covenants                                     5
     5.9  No Certificate                                        5
     5.10 Disposition of Production                             5
     5.11 Limitation of Liability                               6
     5.12 Indemnities                                           6
     5.13 No Third Party Beneficiary Rights                     6

ARTICLE VI     REPRESENTATIONS AND WARRANTIES                   6

ARTICLE VII    TRANSFER OF INTEREST; PREEMPTIVE RIGHT           7
     7.1  General                                               7
     7.2  Limitations on Free Transferability                   7
     7.3  Preemptive Right                                      9
     7.4  Exceptions to Preemptive Right                       10

ARTICLE VIII   MANAGEMENT COMMITTEE                            11
     8.1  Organization and Composition                         11
     8.2  Decisions                                            11
     8.3  Meetings                                             12
     8.4  Action Without Meeting in Person                     13
     8.5  Matters Requiring Approval                           13

ARTICLE IX     MANAGER                                         13
     9.1  Appointment                                          13
     9.2  Powers and Duties of Manager                         13
     9.3  Standard of Care                                     16
     9.4  Resignation; Deemed Offer to Resign                  16
     9.5  Payments To Manager                                  17
     9.6  Transactions With Affiliates                         17
     9.7  Activities During Deadlock                           17
     9.8  Appointment After Two Years                          18

ARTICLE X PROGRAMS AND BUDGETS                                 18
     10.1 Initial Program and Budget                           18
     10.2 Operations Pursuant to Programs and Budgets          18
     10.3 Presentation of Programs and Budgets                 18
     10.4 Review and Adoption of Proposed Programs and Budgets 19
     10.5 Operations by Less Than All Members                  19
     10.6 Budget Overruns; Program Changes                     20
     10.7 Supplemental Business Arrangement                    21

ARTICLE XI     ACCOUNTS AND SETTLEMENTS                        21
     11.1 Monthly Statements                                   21
     11.2 Cash Calls                                           21
     11.3 Failure to Meet Cash Calls                           21
     11.4 Cover Payment                                        22
     11.5 Remedies                                             22
     11.6 Audits                                               23

ARTICLE XII    PROPERTIES                                      24
     12.1 Royalties, Production Taxes and Other Payments Based
          on Production                                        24
     12.2 Abandonment and Surrender                            24

ARTICLE XIII   CONFIDENTIALITY, OWNERSHIP, USE
AND DISCLOSURE OF INFORMATION                                  25
     13.1 Business Information                                 25
     13.2 Member Information                                   25
     13.3 Permitted Disclosure of Confidential Business
          Information                                          25
     13.4 Disclosure Required By Law                           26
     13.5 Public Announcements                                 26

ARTICLE XIV    RESIGNATION AND DISSOLUTION                     27
     14.1 Events of Dissolution                                27
     14.2 Resignation                                          27
     14.3 Disposition of Assets on Dissolution                 27
     14.4 Filing of Articles of Dissolution                    28
     14.5 Right to Data After Dissolution                      28
     14.6 Continuing Authority                                 28

ARTICLE XV     DISPUTES                                        28
     15.1 Governing Law                                        28
     15.2 Forum Selection                                      28
     15.3 Arbitration                                          29

ARTICLE XVI    GENERAL PROVISIONS                              31
     16.1 Notices                                              31
     16.2 Gender                                               32
     16.3 Currency                                             32
     16.4 Headings                                             32
     16.5 Waiver                                               32
     16.6 Modification                                         32
     16.7 Force Majeure                                        32
     16.8 Rule Against Perpetuities                            33
     16.9 Further Assurances                                   33
     16.10  Entire Agreement; Successors and Assigns           33
     16.11  Counterparts                                       34


EXHIBITS

EXHIBIT A        ASSETS AND AREA OF INTEREST
EXHIBIT B        ACCOUNTING PROCEDURES
EXHIBIT C        TAX MATTERS
EXHIBIT D        DEFINITIONS
EXHIBIT E        NET PROCEEDS CALCULATION
EXHIBIT F        INSURANCE

SCHEDULE

Schedule of Members



                      OPERATING AGREEMENT
                               OF
                      Patrick KLT Gas, LLC
             An Oklahoma Limited Liability Company

     This Limited Liability Company Operating Agreement is made as of January 14, 2000 ("Effective Date") between Patrick Energy Corp., a Michigan corporation ("Patrick"), the address of which is 6120 South Yale, Suite 810, Tulsa, Oklahoma 74136 and KLT Gas Inc., a Missouri corporation ("KLT Gas"), the address of which is 1201 Walnut, Kansas City, Missouri 64106.

                            RECITALS

     A. Patrick owns or controls certain properties in Haskell, Hughes, Latimer, LeFlore, McIntosh, Muskogee, Nowata, Okmulgee, Osage, Pittsburg, Rogers, and Washington Counties, Oklahoma, and Montgomery County, Kansas, which properties are described in Exhibit A and defined in Exhibit D.

     B. KLT Gas wishes to participate with Patrick in the exploration, development and production of oil and gas resources, more specifically coalbed methane gas within the Properties and the gathering of gas and the acquisition of producing and non-producing oil and gas leases.

     C. Patrick and KLT Gas wish to form and operate a limited liability company under the Oklahoma Limited Liability Company
Act, 18 O.S. 2000 et seq. (the "Act"), to own the Properties and conduct the operations thereon contemplated by Recital B.

     NOW   THEREFORE,  in  consideration  of  the  covenants  and
conditions contained herein, Patrick and KLT Gas agree as follows:


                           ARTICLE I
                DEFINITIONS AND CROSS-REFERENCES

     1.1 Definitions. The terms defined in Exhibit D and elsewhere herein shall have the defined meaning wherever used in this Agreement, including in Exhibits.

     1.2 Cross References. References to "Exhibits," "Articles," "Sections" and "Subsections" refer to Exhibits, Articles, Sections and Subsections of this Agreement. References to "Paragraphs" and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits.

                           ARTICLE II
                    NAME, PURPOSES AND TERM

     2.1 Formation. The Company has been duly organized pursuant to the Act and the provisions of this Agreement as an Oklahoma limited liability company by the filing of its Articles of Organization (as defined in the Act) in the Office of the Secretary of the State of Oklahoma effective as of January 13, 2000.

     2.2 Name. The name of the Company is "Patrick KLT Gas, LLC" and such other name or names complying with the Act, as the Manager shall determine. The Manager shall accomplish any filings or registrations required by jurisdictions in which the Company conducts its Business.

     2.3 Purposes. The Company is formed for the following purposes and for no others, and shall serve as the exclusive means by which each of the Members accomplishes such purposes:

          (a) to conduct Exploration and Development for oil and gas within the Area of Interest,

          (b)   to acquire, own and dispose of producing and non-
producing   oil  and gas leases within the Area of  Interest  and
related gas gathering systems,

          (c) to drill wells for oil and gas, and to test, to complete, and to recomplete such wells,

          (d)   to  produce oil and gas and engage in all related
Operations on the Properties,

          (e)  to engage in marketing Products,

          (f) to operate the Gas Gathering Systems (set forth in Exhibit A) owned by Patrick KLT Gas or its affiliates, to construct gas gathering lines, to transport the Products to market, and

          (g) to perform any and all other activities necessary, appropriate, or incidental to any of the foregoing.

     2.4 Limitation. Unless the Members otherwise agree in writing, the Business of the Company shall be limited to the purposes described in Section 2.3, and nothing in this Agreement shall be construed to enlarge such purposes.

     2.5   Term.  The  term  of the Company shall  begin  on  the
Effective  Date  and shall continue for five (5) years  from  the
Effective  Date  and  for  so  long thereafter  as  Products  are
produced   from  the  Properties  on  a  continuous  basis,   and
thereafter until all materials, supplies, equipment and infrastructure have been salvaged and disposed of, unless the Company is earlier terminated as herein provided. For purposes hereof, Products shall be deemed to be produced from the Properties on a "continuous basis" so long as production in commercial  quantities is not halted for more  than  ninety  (90)
consecutive days.

     2.6 Registered Agent; Offices. The name of the Company's registered agent in the State of Oklahoma is Patrick or such other person as the Manager may select in compliance with the Act from time to time. The registered office of the Company in the State of Oklahoma shall be located at 6120 South Yale, Suite 810, Tulsa, Oklahoma 74136 or at any other place within the State of Oklahoma which the Manager shall select. The principal office of the Company shall be at any other location which the Manager shall select.


                          ARTICLE III
                    CONTRIBUTIONS BY MEMBERS

     3.1  Members' Initial Contributions.

          (a) Patrick, as its Initial Contribution, hereby contributes the Assets described in Exhibit A to the capital of the Company; the amount of Eighteen Million Eight Hundred and Fifty Thousand Dollars ($18,850,000) shall be credited to Patrick's Capital Account on the Effective Date with respect to Patrick's Initial Contribution.

          (b) KLT Gas, as its Initial Contribution, hereby contributes Sixteen Million Dollars ($16,000,000) to the capital of the Company, which shall be deposited in an interest-bearing account; this amount shall be credited to KLT Gas' Capital Account. If such Initial Contribution is not made on January 14, 2000 this Agreement and the Members' Agreement shall be null and void. If any Contract, described in Exhibit A, fails to close by March 15, 2000, then KLT Gas will be refunded the portion of its initial capital Contribution, with actual interest at Comerica Bank, earmarked by the Company for that closing, and each Member's Capital Account, this Agreement and the Exhibits hereto, and the Members' Agreement shall be adjusted and/or amended accordingly.

     3.2 Record Title. Title to the Assets shall be held by the Company.


                           ARTICLE IV
                      INTERESTS OF MEMBERS

     4.1 Initial Ownership Interests. The Members shall have the following initial Ownership Interests:

               Patrick   -    50%
               KLT Gas   -    50%

     4.2 Changes in Ownership Interests. The Ownership Interests shall be eliminated or changed as follows:

          (a) Upon resignation or deemed resignation as provided in Article XIV;

          (b) In the event of default by either Member in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Member to invoke any of the remedies in Section 11.5;

          (c) Upon Transfer by either Member of part or all of its Ownership Interest in accordance with Article VII; or

          (d) Upon acquisition by either Member of part or all of the Ownership Interest of the other Member, however arising.

     4.3 Admission of New Members. Except in the event of a transfer permitted pursuant to Article VII, a new member may be admitted only with the unanimous written approval of the Members.

     4.4 Documentation of Adjustments to Ownership Interests. Each Member's Ownership Interest and related Capital Account balance shall be shown in the accounting records of the Company, and any adjustments thereto, shall be made monthly. The Schedule of Members attached hereto shall be amended from time to time to reflect such changes.

     4.5 Exceptions to Adjustments to Ownership Interests. Notwithstanding the separate allocations provided for in Section
10.5 in the case of a Non-Consent Property, no adjustment to Ownership Interests shall be made in the case of a Non-Consent Property as provided for in Section 10.5 but the separate allocations provided for in that Section shall be made for all other purposes.



                           ARTICLE V
                  RELATIONSHIP OF THE MEMBERS

     5.1 Limitation on Authority of Members. No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 5.1 supersedes any authority granted to the Members pursuant to the Act. Any Member that takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

     5.2 Federal Tax Elections and Allocations. The Company shall be treated as a partnership for federal income tax purposes, and no Member shall take any action to alter such treatment.

     5.3 State Income Tax. To the extent permissible under applicable law, the relationship of the Members shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

     5.4    Tax   Returns.  After  approval  of  the   Management
Committee, any tax returns or other required tax forms shall be filed in accordance with Exhibit C.

     5.5 Other Business Opportunities. Each Member shall have the right to engage in and receive full benefits from any independent business activities or operations, whether or not competitive with the Company, without consulting with, or obligation to, the other Member or the Company. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to the Business nor to any other activity or operation of any Member. No Member shall have any obligation to the Company or any other Member with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of the Company.

     5.6 Waiver of Rights to Partition or Other Division of Assets. Except as otherwise provided in Subsection 7.2(g)(iii), the Members hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by Law.

     5.7 Bankruptcy of a Member. A Member shall cease to have any power as a Member or Manager or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of such Member, and its successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in
Section 7.2, and shall be liable for all obligations of the Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 7.2 are satisfied.

     5.8 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

     5.9    No   Certificate.  The  Company   shall   not   issue
certificates representing Ownership Interests in the Company.

     5.10 Disposition of Production. Neither Member shall have any obligation to account to the other Member for, nor have any interest or right of participation in any profits or proceeds nor have any obligation to share in any losses from, futures contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Member with respect to its proportionate share of any Products produced or to be produced from the Properties. Notwithstanding the foregoing, neither Member shall have the right to take Production in-kind.

     5.11 Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise, except as expressly provided by this Agreement. The Members shall be under no obligation to restore a deficit Capital Account upon the dissolution of the Company or the liquidation of any of their Ownership Interests.

     5.12 Indemnities. The Company may, and shall have the power to, indemnify and hold harmless any Member or Manager or other person from and against any and all claims and demands whatsoever arising from or related to the Business, the Company or a Member's membership in the Company.

     5.13 No Third Party Beneficiary Rights. This Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.


                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES

     As   of  the  Effective  Date,  each  Member  warrants   and
represents to the other that:

          (a) it is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

          (b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, board of directors, shareholder, and other actions and consents required to authorize it to enter into and perform this Agreement have been properly taken or obtained;

          (c)   it  will  not  breach  any  other  agreement   or
arrangement by entering into or performing this Agreement;

          (d)   it  is  not  subject to any  governmental  order,
judgment, decree, debarment, sanction or Laws that would preclude
the   permitting  or  implementation  of  Operations  under  this
Agreement; and

          (e)    this  Agreement  has  been  duly  executed   and
delivered by it and is valid and binding upon it in accordance with its terms.


                          ARTICLE VII
             TRANSFER OF INTEREST; PREEMPTIVE RIGHT

     7.1 General. A Member shall have the right to Transfer to a third party its Ownership Interest, or any beneficial interest therein, solely as provided in this Article VII.

     7.2 Limitations on Free Transferability. A Member may freely transfer its Ownership Interest, or any beneficial interest therein to an Affiliate or a Related Party or by Encumbrance to a lender to secure a loan or other indebtedness of such Member. Any Transfer by either Member under Section 7.1 shall be subject to the following limitations:

          (a) Except for an Encumbrance in favor of a lender as provided for in Subsection 7.2(g)(iii), neither Member shall Transfer any beneficial interest in the Company (including, but not limited to, any royalty, profits, or other interest in the Products) except in conjunction with the Transfer of part or all of its Ownership Interest;

          (b) No transferee of all or any part of a Member's Ownership Interest shall have the rights of a Member unless and until the transferring Member has provided to the other Member notice of the Transfer, and, except as provided in Subsections 7.2(f) and 7.2(g), the transferee, as of the effective date of the Transfer, has committed in writing to assume and be bound by this Agreement to the same extent as the transferring Member and the remaining Member has consented to such Transfer;

          (c)   Neither Member, without the consent of the  other
Member, shall make a Transfer that shall violate any Law, or result in the cancellation of any permits, licenses, or other similar authorization;

           (d) No Transfer permitted by this Article shall relieve the transferring Member of any liability of such transferring Member under this Agreement, whether accruing before or after such Transfer unless the remaining Member has consented to such Transfer or the transferee has a Net Worth and creditworthiness at least equal to the greater of (i) the transferring Member's Net Worth and creditworthiness on the Effective Date of this Agreement or (ii) the transferring Member's Net Worth and creditworthiness on the date of such Transfer;

          (e) Any Member that makes a Transfer that shall cause termination of the tax partnership established by Section 5.2 shall indemnify the other Member for, from and against any and all loss, cost, expense, damage, liability or claim therefore arising from the Transfer, including without limitation any increase in taxes, interest and penalties or decrease in credits caused by such termination and any tax on indemnification proceeds received by the indemnified Member and by acceleration of the payment of taxes into earlier time periods;

          (f) In the event of a Transfer of less than all of an Ownership Interest, the transferring Member and its transferee shall act and be treated as one Member under this Agreement; provided however, that in order for such Transfer to be effective, the transferring Member and its transferee must first:

               (i) agree, as between themselves, that one of them is authorized to act as the sole agent ("Agent") on their behalf with respect to all matters pertaining to this Agreement and the Company; and

               (ii) notify the other Member of the designation of the Agent, and in such notice warrant and represent to the other
Member that:

                    (A)   the Agent has the sole authority to act
on behalf of, and to bind, the transferring Member and its transferee with respect to all matters pertaining to this Agreement and the Company;

                    (B)    the  other  Member  may  rely  on  all
decisions of, notices and other communications from, and failures to respond by, the Agent, as if given (or not given) by the transferring Member and its transferee; and

                    (C)   all  decisions  of, notices  and  other
communications from, and failures to respond by, the other Member to the Agent shall be deemed to have been given (or not given) to the transferring Member and its transferee.

The  transferring Member and its transferee may change the  Agent
(but  such  replacement must be one of them) by giving notice  to
the    other    Member,   which   notice    must    conform    to
Subsection 7.2(f)(ii); and

          (g) If the Transfer is the grant of an Encumbrance on an Ownership Interest or beneficial interest in the Property of the Company to secure a loan or other indebtedness of either Member in a bona fide transaction, at the request of the Member granting the Encumbrance, the Manager shall execute documentation on behalf of the Company granting a lien and security interest in the Properties of the Company equal to the beneficial Ownership Interest of the Member; provided, however, that such documentation shall be non-recourse to the Company and shall not encumber the beneficial interest or Ownership Interest of the other Members. Any Encumbrance of a Member's Ownership Interest in the Company shall be subject to the condition that the holder of such Encumbrance ("Chargee") first enters into a written agreement with the other Member in form satisfactory to the other Member, acting reasonably, binding upon the Chargee, to the effect that:

               (i) the Chargee shall not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Member's Ownership Interest and that such Encumbrance shall be subject to the provisions of this Agreement;

               (ii) the Chargee's remedies under the Encumbrance of a Member's Ownership Interest in the Company shall be limited to the sale of the whole (but only of the whole) of the encumbering Member's Ownership Interest to the other Member, or, failing such a sale, at a public auction to be held at least twenty (20) days after prior notice to the other Member, such sale to be subject to the purchaser entering into a written agreement with the other Member whereby such purchaser assumes all obligations of the encumbering Member under the terms of this Agreement. Failure of a sale to the other Member to close within sixty (60) days after Chargee notifies the Members of the sale of a Member's Ownership Interest, unless such failure is caused by the encumbering Member or by the Chargee, shall permit the Chargee to sell the encumbering Member's Ownership Interest at a public sale;

               (iii) the Chargee's remedies under an Encumbrance covering an undivided interest in the Properties of the Company equal to the Ownership Interest of the encumbering Member shall be limited to the sale of the whole of such interest to the other Member, or, failing such a sale, in accordance with the terms and provisions of the documentation creating a lien and security interest against such Properties; provided, however, that should an ownership interest in the properties be conveyed to a third party pursuant to such a sale, the properties shall be subject to the terms and provisions of a joint operating agreement naming the Company as operator, containing non-consent provisions the same as contained in Subsections 10.5(a) and (b) hereof, providing the Manager with authority to cast the deciding vote with respect to any proposal which is favored and opposed by owners of 50% of the interest in the Property, and containing accounting procedures in substantially the form of Exhibit B attached hereto, as modified to reflect differing direct ownership interests in the Property, but in all events to permit the Company, as operator, to charge the joint account for any costs and expenses which the Manager may charge the Business Account under Exhibit B attached hereto;

               (iv)  any Encumbrance shall be subordinate to  any
then-existing   debt,  including  Project  Financing   previously
approved   by   the   Management   Committee,   encumbering   the
transferring Member's Ownership Interest; and

                 (v)   notwithstanding  the  foregoing,  KLT  Gas
understands  and  agrees that Patrick will borrow  Three  Million
Dollars   ($3,000,000)   against  its  Ownership   Interest   for
reimbursing costs advanced to Patrick by a Related Party.

     7.3   Preemptive Right. Any Transfer by either Member  under
Section 7.1 and any Transfer by an Affiliate in Control of either Member shall be subject to a preemptive right of the other Member to the extent provided herein. Failure of a Member's Affiliate to comply with this Section shall be a breach by such Member of this Agreement.

     If either Member intends to Transfer all or any part of its Ownership Interest, or an Affiliate of either Member intends to Transfer Control of such Member ("Transferring Entity"), such Member shall promptly notify the other Member of such intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or the contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency). If the consideration for the intended transfer includes other interests or properties other than the Ownership Interest or the Transfer of Control of a Member, then the notice shall separately allocate the consideration applicable to the Ownership Interest and/or the Transfer of Control of a Member. The other Member shall have ten (10) days from the date such notice is delivered to notify the Transferring Entity (and the Member if its Affiliate is the Transferring Entity) whether it elects to acquire the offered interest at the same price (or its monetary equivalent in cash or currency) and on the same terms and conditions as set forth in the notice. If it does so elect, the acquisition by the other Member shall be consummated promptly after notice of such election is delivered.

          (a) If the other Member fails to so elect within the period provided for above, the Transferring Entity shall have thirty (30) days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favorable to the Transferring Entity than those offered by the Transferring Entity to the other Member in the aforementioned notice.

          (b) If the Transferring Entity fails to consummate the Transfer to a third party within the period set forth above, the preemptive right of the other Member in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Paragraph.

                7.4  Exceptions to Preemptive Right. Section  7.3
above shall not apply to the following:

          (a) Transfer by either Member of all or any part of its Ownership Interest to an Affiliate or Related Party (a
"Permitted Transfer");

          (b) Incorporation of either Member, or corporate consolidation or reorganization of either Member by which the surviving entity shall possess substantially all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Member;

          (c) Corporate merger or amalgamation involving either Member by which the surviving entity or amalgamated company shall possess all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Member; provided, however, that the value of the merging or amalgamating Member's interest in the Company, evidenced by its Capital Account balance (as described in Exhibit
C), does not exceed forty percent of the Net Worth of the surviving entity or amalgamated company, provided however, during the first two years of this Agreement Transfers can be made to a holding company regardless of Net Worth;

          (d) the transfer of Control of either Member by an Affiliate or Related Party to such Member or to another Affiliate or Related Party (a "Permitted Transfer");

          (e) subject to Subsection 7.2(g) of the Agreement, the grant by either Member of a security interest in its Ownership
Interest by Encumbrance;

          (f) the creation by any Affiliate or Related Party of either Member of an Encumbrance affecting its Control of such Member (a "Permitted Transfer"); or

          (g) a transfer by an Affiliate of either Member of Control of such Member to a third party, provided the value of such Member's Capital Account balance does not exceed sixty percent (60%) of the Net Worth of the transferring Affiliate, or does not exceed twenty percent (20%) of the Net Worth of Transferee, provided however, during the first two years of this Agreement Transfers can be made to a holding company regardless of Net Worth;

     For purposes hereof, the term "Net Worth" shall mean the remainder after total liabilities are deducted from total assets, based on Generally Accepted Accounting Principals consistently applied. In the case of a corporation, Net Worth includes both capital stock and surplus. In the case of a limited liability company, Net Worth includes member contributions. In the case of a partnership or sole proprietorship, Net Worth includes the original investment plus accumulated and re-invested profits.


                          ARTICLE VIII
                      MANAGEMENT COMMITTEE

     8.1 Organization and Composition. The Members hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two (2) member(s) appointed by Patrick and two (2) member(s) appointed by KLT Gas. Each Member may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a Member. Appointments by a Member shall be made or changed by notice to the other Members. Patrick shall designate one of its Members to serve as the chair of the Management Committee.

     8.2 Decisions. Each Member, acting through its appointed member(s) in attendance at the meeting, shall vote the entirety of the Member's Ownership Interest. Unless otherwise provided in this Agreement, the vote of the Member with an Ownership Interest over fifty percent (50%) shall determine the decisions of the Management Committee. In the event of a tie the final decision shall rest with the member who is the Manager, as appointed under
Article IX.

     Notwithstanding the foregoing, neither the Manager nor the Management Committee shall undertake any of the following without the approval of both Patrick and KLT Gas, or Members owning at least eighty percent (80%) of the Ownership Interest should
Patrick and KLT Gas and/or their respective Affiliates and Related Parties no longer own 100% of the Ownership Interest in the Company: (a) borrowing by the Company; (b) expanding or changing the scope of activities geographically or to a concept outside of coalbed methane gas; (c) a Program and Budget for the drilling of shallow oil wells; (d) approval of the Budget except as provided in Article II of the Members' Agreement, including overhead; and (e) issuance of capital calls, excluding however a cash call of a prior approved Program and Budget.

     8.3  Meetings.

          (a) The Management Committee shall hold regular meetings at least quarterly in Tulsa, Oklahoma, or at other agreed places. The Manager shall give thirty (30) days notice to the Members of such meetings. Additionally, either Member may call a special meeting upon seven (7) days notice to the other Member. In case of an emergency, reasonable notice of a special meeting shall suffice (twenty-four hours shall be deemed reasonable notice). There shall be a quorum if at least one member of the Management Committee representing each Member is present; provided, however, that if a Member fails to attend two consecutive properly called meetings, then a quorum shall exist at the second meeting if the other Member is represented by at least one appointed member, and a vote of such Member shall be considered the vote required for the purposes of the conduct of all business properly noticed even if such vote would otherwise require unanimity.

          (b) If business cannot be conducted at a regular or special meeting due to the lack of a quorum, either Member may call the next meeting upon ten (10) days notice to the other
Member.

          (c) Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting or by the Member calling the meeting in the case of a special meeting, but any matters may be considered if either Member adds the matter to the agenda at least three (3) days before the meeting or with the consent of the other Member. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the other Member within fifteen (15) days after the meeting. Either Member may electronically record the proceedings of a meeting with the consent of the other Member. The other Member shall sign and return or object to the minutes prepared by the Manager within fifteen (15) days after receipt, and failure to do either shall be deemed acceptance of the minutes as prepared by the Manager. The minutes, when signed or deemed accepted by both Members, shall be the official record of the decisions made by the Management Committee. Decisions made at a Management Committee meeting shall be implemented in accordance with adopted Programs and Budgets. If a Member timely objects to minutes proposed by the Manager, the members of the Management Committee shall seek, for a period not to exceed thirty (30) days from receipt by the Manager of notice of the objections, to agree upon minutes acceptable to both Members. If the Management Committee does not reach agreement on the minutes of the meeting within such thirty (30) day period, the minutes of the meeting as prepared by the Manager together with the other Member's proposed changes shall collectively constitute the record of the meeting. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be charged to the Business Account. All other costs shall be paid by the Members individually.

     8.4 Action Without Meeting in Person. In lieu of meetings in person, the Management Committee may conduct meetings by telephone or video conference, so long as minutes of such meetings are prepared in accordance with Subsection 8.3(c). The Management Committee may also take actions in writing signed by all members of the Management Committee.

     8.5 Matters Requiring Approval. Except as otherwise delegated to the Manager in Sections 9.2, and 10.1 the Management Committee shall have exclusive authority to determine all matters related to overall policies, objectives, procedures, methods and actions under this Agreement.


                           ARTICLE IX
                            MANAGER

     9.1  Appointment. The Members hereby appoint Patrick  as the
Manager  with  overall management responsibility for  Operations.
Patrick hereby agrees to serve for two years unless it sooner resigns as provided in Section 9.4.

     9.2   Powers and Duties of Manager. Subject to the terms and
provisions  of  this  Agreement,  the  Manager  shall  have   the
following powers and duties, which shall be discharged in accordance with adopted Programs and Budgets.

          (a)   The  Manager  shall manage,  direct  and  control
Operations,  and  shall  prepare and present  to  the  Management
Committee proposed Programs and Budgets as provided in Article X.

          (b) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

          (c)   The  Manager  shall  use reasonable  efforts  to:
(i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all Encumbrances, except any such Encumbrances listed in Paragraph 1.1 of Exhibit A and those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens (which shall be contested, released or discharged in a diligent matter) or Encumbrances specifically approved by the Management Committee.

          (d) The Manager shall conduct such title examinations of the Properties and cure such title defects pertaining to the Properties as may be advisable in the reasonable judgment of the Management Committee.

          (e) The Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Member's net income, and shall otherwise promptly pay and discharge expenses incurred in Operations; provided, however, that if authorized by the Management Committee, the Manager shall have the right to contest (in the courts or otherwise) the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) do all other acts reasonably necessary to maintain the Assets.

          (f) The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with all Laws;
(iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for or as a result of Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply consistent with its standard of care under Section 9.3. In the event of any such violation, the Manager shall timely cure or dispose of such violation on behalf of both Members through performance, payment of fines and penalties, or both, and the cost thereof shall be charged to the Business Account.

          (g) The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of
Operations. The non-managing Member shall have the right to participate, at its own expense, in such litigation or administrative proceedings. The non-managing Member shall approve in advance any settlement involving payments, commitments or obligations in excess of Twenty Thousand Dollars ($20,000) in cash or value.

          (h) The Manager shall obtain insurance for the benefit of the Company as provided in Exhibit F or as may otherwise be determined from time to time by the Management Committee.

          (i) The Manager may dispose of Assets, whether by sale, abandonment, surrender, or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Section 12.2. Without prior authorization from the Management Committee, however, the Manager shall not: (i) dispose of Assets in any one transaction (or in any series of related transactions) having a value in excess of One Hundred Thousand Dollars ($100,000); (ii) enter into any sales contracts or commitments for Product; (iii) begin a liquidation of the Company; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Company.

          (j) The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors, provided such agents, Affiliates or independent contractors have been approved by the Management Committee.

          (k) The Manager shall keep and maintain all required accounting and financial records pursuant to the procedures described in Exhibit B and in accordance with customary cost accounting practices in the industry, and shall ensure appropriate separation of accounts unless otherwise agreed by the Members.

          (l) The Manager shall keep and maintain all required records, make elections, and prepare and file all federal and state tax returns or other required tax forms, and perform the other duties described in Exhibit C.

          (m) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the members of the Management Committee: (i) monthly progress reports that include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations;
(iv) a detailed final report within forty-five (45) days after completion of each Program and Budget, which shall include
comparisons   between  actual  and  budgeted   expenditures   and
comparisons  between the objectives and results of Programs;  and
(v)  such other reports as any member of the Management Committee
may   reasonably  request.  Subject  to  Article  XIII,  at   all
reasonable   times  the  Manager  shall  provide  the  Management
Committee, or other representative of a Member upon the request of such Member's member of the Management Committee, access to, and the right to inspect and, at such Member's cost and expense, copy the Existing Data and all geological and geophysical data, maps, drill logs and other drilling data, reports, production reports, operations, technical, accounting and financial records, and other Business Information, to the extent preserved or kept by the Manager. In addition, the Manager shall allow the non-managing Member, at the latter's sole risk, cost and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the non-managing Member does not unreasonably interfere with Operations.

             (n) The Manager, after consultation with and approval by the Management Committee, shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of the Company. The Manager shall have the right to delegate performance of Continuing
Obligations to persons having demonstrated skill and experience in relevant disciplines. The Manager shall keep the other Member reasonably informed about the Manager's efforts to discharge
Continuing Obligations. Authorized representatives of each Member shall have the right from time to time to enter the Properties to inspect work directed toward satisfaction of Continuing Obligations and audit books, records, and accounts related thereto.

          (o) If Ownership Interests are adjusted in accordance with this Agreement the Manager shall modify the Schedule of Members to properly reflect such adjustment and shall propose from time to time one or more methods for fairly allocating costs for Continuing Obligations.

          (p) The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing, and to implement the policies, objectives, procedures, methods and actions determined by the Management Committee pursuant to Section 8.1.

     9.3 Standard of Care. The Manager shall discharge its duties under Section 9.2 and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound production and other applicable industry standards and practices, and in accordance with Laws and with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to the Assets. The Manager shall not be liable to the other Member for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence. The Manager shall not be in default of any of its duties under Section 9.2 if its inability or failure to perform results from the failure of the other Member to perform acts or to contribute amounts required of it by this Agreement.

     9.4 Resignation; Deemed Offer to Resign. The Manager may resign upon not less than three (3) months' prior notice to the other Member, in which case the other Member may elect to become the new Manager by notice to the resigning Member within five (5) days after the notice of resignation. If any of the following shall occur, the Manager shall be deemed to have resigned upon the occurrence of the event described in each of the following Subsections, with the successor Manager to be appointed by the other Member at a subsequently called meeting of the Management Committee, at which the Manager shall not be entitled to vote. The other Member may appoint itself or a third party as the Manager.

          (a) The aggregate Ownership Interest of the Manager and its Affiliates or Related Parties becomes less than twenty-five percent (25%);

          (b) The Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of sixty (60) days after notice from the other
Member demanding performance;

          (c) The Manager fails to pay or contest in good faith Company bills and Company debts as such obligations become due and the Manager fails to keep the Assets free from liens or Encumbrances resulting therefrom except for those resulting from a bona fide dispute as to such obligations;

          (d) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by the Manager;

          (e) The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or takes corporate or other action in furtherance of any of the foregoing; or

          (f) Entry is made against the Manager of a judgment, decree or order for relief affecting its ability to serve as Manager or a substantial part of its Ownership Interest or its other assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

Under Subsections (d), (e) or (f) above, the appointment of a successor Manager shall be deemed to pre-date the event causing a deemed resignation.

     9.5 Payments To Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with Exhibit B.

     9.6   Transactions With Affiliates. If the  Manager  engages
Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case in arm's-length transactions with unrelated parties.

     9.7 Activities During Deadlock. If the Management Committee for any reason fails to adopt Programs and Budgets subsequent to the initial Production Program and Budget, subject to the contrary direction of the Management Committee and receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. All of the foregoing shall be subject to the contrary direction of the Management Committee and the receipt of necessary funds.

     9.8 Appointment After Two Years. After Patrick has acted as Manager for the initial two years the other Member shall have the right, but not the obligation, to be designated as Manager for the following year upon presentation, sixty days prior to year end of a proposal demonstrating it can perform more economically efficient and prudent Operations. Each year thereafter the non-managing Member has the same right.


                           ARTICLE X
                      PROGRAMS AND BUDGETS

     10.1  Initial  Program and Budget. The Initial  Program  and
Budget for the first year shall be determined by Patrick and reviewed by KLT Gas and prepared at least, in part, by February 10, 2000. Patrick and KLT Gas agree that the Initial Program and Budget and the Second Program and Budget shall provide for the drilling of not more than 220 wells and expenditures of not more than Ten Million total Dollars, of which Patrick agrees to commit up to Two Million One Hundred and Fifty Thousand Dollars, and the LLC shall pay up to Two Million Eight Hundred and Fifty Thousand Dollars, attributable to Patrick because of its disproportionate initial Contribution, and KLT Gas agrees to commit up to Five Million Dollars, as provided in the Programs and Budgets presented.

     10.2 Operations Pursuant to Programs and Budgets. Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to adopted Programs and Budgets.

     10.3 Presentation of Programs and Budgets. Except as provided in Section 10.1 proposed Programs and Budgets shall be prepared by the Manager at the direction of the Management Committee for a period of one (1) year (or any other period as approved by the Management Committee), and shall be submitted to the Management Committee for review and consideration; all proposed Programs and Budgets may include Development, Production and Expansion or Modification Operations components, or any combination thereof, and shall be reviewed and adopted upon a vote of the Management Committee in accordance with Sections 8.2 and 10.4. Each Program and Budget adopted by the Management Committee, regardless of length and including the Initial and Second Programs and Budgets, shall undergo a technical review after six (6) months at a meeting of the Management Committee. Each Member, acting through its appointed Management Committee member(s) in attendance at the meeting, may demonstrate that going forward with the current Program and Budget is not technically feasible for that Member. If a Member demonstrates that going forward with such Program and Budget is not technically feasible (the "Withdrawn Member"), then the Withdrawn Member will be deemed to have withdrawn from the Program and Budget, and shall, only be entitled to receive a percent (calculated by dividing (x) the Withdrawn Members contributions to the Program and Budget by (y) the sum of (1) the Withdrawn Member's contributions to the Program and Budget and (2) the remaining Member's contributions to the Program and Budget prior to the Event of Withdrawal) of the interest in the wells completed at the point of withdrawal and associated production and the associated acreage from such Program and Budget. In no event shall the Withdrawn Member be entitled to any interest in wells and production therefrom completed after the withdrawal of the member or such related acreage in the Program. Such Withdrawn Member shall no longer be obligated to contribute cash calls to the Program and Budget. Unless a Member so demonstrates that going forward with the Program and Budget is not technically feasible, then the Program and Budget shall continue with any modifications made by the Management Committee, if any. During the period encompassed by any Program and Budget, and at least three (3) months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee for review and consideration, if the Manager deems it appropriate.

     10.4  Review and Adoption of Proposed Programs and  Budgets.
Within ten (10) days after notice to the Members of the submission of a proposed Program and Budget, each Member shall submit in writing to the Management Committee:

          (a)   Notice  that  the  Member approves  the  proposed
Program and Budget; or

          (b)   Notice  that  the  Member  rejects  the  proposed
Program and Budget.

If a Member fails to give either of the foregoing responses within the allotted time, the failure shall be deemed to be a vote by the Member for adoption of the Manager's proposed Program and Budget.

     10.5 Operations by Less Than All Members.

      This Section 10.5 and Section 10.4 do not apply to either the Initial Program and Budget or the Second Program and Budget contained in Section 10.1 both of which shall be prepared by Patrick and reviewed by KLT Gas.

           (a) Determination of Participation. If any Member to whom such notice is delivered as provided in Section 10.4 elects not to participate in the proposed Program and Budget (the "Non-Consenting Member"), then, the Member electing to Participate in the Program and Budget (the "Participating Member") in order to be entitled to the benefits of this Agreement, shall, no later than ninety (90) days after the expiration of the notice period of ten (10) days actually commence the proposed operation and complete it with due diligence. The Manager shall perform all work for the account of the Participating Member; provided, however, if the Manager is a Non-Consenting Member, the Participating Member shall either: (i) request the Manager to perform the work required by such proposed operation for the account of the Participating Member, or (ii) designate the Participating Member as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this Agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Manager is a Non-Consenting Member. The Participating Member, when conducting operations in the Area of Interest pursuant to this Section 10.5, shall comply with all terms and conditions of this Agreement.

   If a Member does not approve a Program and Budget the Participating Member, may pay its proportionate part together with the proportionate part of the Non-Consenting Member's interests, and the party serving as Manager or Operator shall commence such operation within ninety days (90), as set forth above. The Participating Member, at its election, may withdraw such proposal at its option and shall notify all Members of such decision within ten (10) days.

          (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Participating Member (or a "Third Party" selected by the Participating Member). The Participating Member shall keep the leasehold estates involved in such operations free and clear of all liens and Encumbrances of every kind created by or arising from the operations of the Participating Member. If such an operation results in a dry hole, then the Participating Member shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, sidetracked, deepened, recompleted or plugged back under the provisions of this Section (the "Non-Consent Property") results in a well capable of producing Product in paying quantities, the Participating Member shall complete and equip the well to produce at its sole cost and risk, and the well shall then be turned over to the Manager (if the Manager did not conduct the operation) and shall be operated by it at the expense and solely for the account of the Participating Member and such Third Party, if any. Upon commencement of operations for the drilling, reworking, sidetracking, recompleting, deepening or plugging back of any such well by the Participating Member in accordance with the provisions of this Section 10.5, the Manager shall separately account for the costs, liabilities, revenues and benefits attributable to the Non-Consent Property and shall allocate them to the Participating Member only and, notwithstanding the provisions of Exhibit C, tax characteristics of such items shall be allocated solely to the Participating Member. The Non-Consenting Member shall have no liability for any assessment or billing issued by the Manager for the purpose of paying any expense or liability associated with the Non-Consent Property.

     10.6 Budget Overruns; Program Changes. The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget by more than ten percent (10%) in the aggregate, then the excess over ten percent (10%), unless authorized or ratified by the Management Committee, shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Ownership Interests nor deemed a contribution under this Agreement. Budget overruns of ten percent (10%) or less in the aggregate shall be borne by the Members in proportion to their respective Ownership Interests.

     10.7 Supplemental Business Arrangement. At any time during the term of this Agreement, the Management Committee may determine by unanimous vote of both Members that it is appropriate to segregate the Area of Interest into areas subject to separate Programs and Budgets for purposes of conducting further Exploration, Development or Production. At such time, the Management Committee shall designate which portion of the
Properties will comprise an area of interest under a separate business arrangement ("Supplemental Business Arrangement") for the purpose of further exploring and developing such portion of the Properties. The Supplemental Business Arrangement shall substantially reflect the same terms as this Agreement, with rights and interests of the Members in the Supplemental Business Arrangement identical to the rights and interests of the Members in the Company at the time of the designation, unless otherwise agreed to by the Members, and with the Members agreeing to new Capital Accounts and other terms necessary for the Supplemental Business Arrangement to comply with the nature and purpose of the designation. Following the effectuation of the Supplemental Business Arrangement, this Agreement shall terminate insofar as it affects the Properties covered by the Supplemental Business Arrangement.


                           ARTICLE XI
                    ACCOUNTS AND SETTLEMENTS

     11.1  Monthly Statements. The Manager shall promptly  submit
to   the  Management  Committee  monthly  statements  of  account reflecting in reasonable detail the charges and credits to the Business Account during the preceding month.

     11.2 Cash Calls. Pursuant to, and only in accordance with, each adopted Program and Budget, the Manager may submit after the 20th, but not later than the last day of each month a billing for estimated cash requirements for the next two months, but observing, in the preparation of any such billing, any special allocation required by Section 10.5. Within ten (10) days after receipt of each billing, each Member shall advance its proportionate share of such cash requirements. The Manager shall record all funds received in the Business Account. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to sixty (60) days. All funds in excess of immediate cash requirements shall be invested by the Manager for the benefit of the Company in interest-bearing cash management accounts and investments selected at the discretion of the Management Committee, which accounts may include, but are not limited to, money market investments and money market funds.

     11.3 Failure to Meet Cash Calls. A Member that fails to meet cash calls in the amount and at the times specified in Section
11.2 shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to four (4) percentage points over the Prime Rate, but in no event shall the rate of interest exceed the maximum permitted by Law. In addition to any other rights and remedies available to it by Law, the non-defaulting Member shall have those other rights, remedies, and elections specified in Sections 11.4 and 11.5.

     11.4 Cover Payment. If a Member defaults in making a contribution or a cash call required by an adopted Program and Budget, the non-defaulting Member may, but shall not be obligated to, advance some portion or all of the amount in default on behalf of the defaulting Member (a "Cover Payment"). Each and every Cover Payment shall constitute a demand loan bearing interest from the date of the advance at the rate provided in
Section 11.3. If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall apply to the aggregated Cover Payments. The failure to repay such loan upon demand shall be a default.

     11.5 Remedies. The Members acknowledge that if either Member defaults in making a cash call, or in repaying a loan, as required under Sections 11.2, 11.3 or 11.4, whether or not a Cover Payment is made, it will be difficult to measure the damages resulting from such default (it being hereby understood and agreed that the Members have attempted to determine such damages in advance and determined that the calculation of such damages cannot be ascertained with reasonable certainty). Both
Members acknowledge and recognize that the damage to the non-defaulting Member could be significant. In the event of such default, as reasonable liquidated damages, the non-defaulting Member may, with respect to any such default not cured within thirty (30) days after notice to the defaulting Member of such default, elect any of the following remedies by giving notice to the defaulting Member. Such election may be made with respect to each failure to meet a cash call relating to a Program and Budget, regardless of the frequency of such cash calls, provided such cash calls are made in accordance with Section 11.2.

          (a) The defaulting Member grants to the non-defaulting Member a power of sale as to all or any portion of its Ownership Interest or of its interest in any Assets, upon a default under Sections 11.3 or 11.4. Such power shall be exercised in the manner provided by applicable Law or otherwise in a commercially reasonable manner and upon reasonable notice. If the non-defaulting Member elects to enforce the lien or security interest pursuant to the terms of this Subsection, the defaulting Member shall be deemed to have waived any available right of redemption, any required valuation or appraisal of the secured property prior to sale, any available right to stay execution or to require a marshaling of assets, and any required bond in the event a receiver is appointed, and the defaulting Member shall be liable for any deficiency.

          (b) If a Member has defaulted in meeting a cash call or repaying a loan, and if the non-defaulting Member has made a Cover Payment, then, the non-defaulting Member shall have the right, if the indebtedness arising from a default or Cover Payment is not discharged within thirty (30) days of the default and upon not less than thirty (30) days advance notice to the defaulting Member, to elect to purchase all the right, title, and interest, whenever acquired or arising, of the defaulting Member in the Company and Assets, including but not limited to its Ownership Interest or interest in Net Proceeds, together with all proceeds from and accessions of the foregoing (collectively the "Defaulting Member's Entire Interest") at a purchase price equal to fifty percent (50%) of the fair market value thereof as determined by a qualified independent appraiser appointed by the non-defaulting Member. If the defaulting Member conveys notice of objection to the person so appointed within ten (10) days after receiving notice thereof, then an independent and qualified appraiser shall be appointed by the joint action of the appraiser appointed by the non-defaulting Member and a qualified independent appraiser appointed by the defaulting Member; provided, however, that if the defaulting Member fails to designate a qualified independent appraiser for such purpose within ten (10) days after giving notice of such objection, then the person originally designated by the non-defaulting Member shall serve as the appraiser; provided further, that if the appraisers appointed by each of the Members fail to appoint a third qualified independent appraiser within five (5) days after the appointment of the last of them, then an appraiser shall be appointed by a judge of a court of competent jurisdiction in the state in which the Assets are situated upon the application of either Member. There shall be withheld from the purchase price payable, upon transfer of the Defaulting Member's Entire Interest, the amount of any Cover Payment under Section 11.4 and unpaid interest thereon to the date of such transfer, or any unpaid interest accrued in accordance with Section 11.3 to the date of such transfer. Upon payment of such purchase price, the defaulting Member shall be deemed to have relinquished all of the Defaulting Member's Entire Interest to the non-defaulting Member.

     11.6 Audits.

          (a) Within ninety (90) days after the end of each calendar year a financial audit shall be completed by certified public accountants selected by the Management Committee, and independent of each Member. The audit shall be conducted in accordance with generally accepted auditing standards and shall cover all books and records maintained by the Manager pursuant to this Agreement, all Assets and Encumbrances, and all transactions and Operations conducted during such calendar year, including production and inventory records and all costs for which the Manager sought reimbursement under this Agreement, together with all other matters customarily included in such audits. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report, unless either Member elects to conduct an independent audit pursuant to Subsection 11.6(b) which is ongoing at the end of such three (3) month period, in which case such exceptions and claims may be made within the period provided in Subsection 11.6(b). Failure to make any such exception or claim within such period shall mean the audit is deemed to be correct and binding upon the Members. The cost of all audits under this Subsection shall be charged to the Business Account.

          (b) Notwithstanding the annual audit conducted by certified public accountants selected by the Management
Committee,  each  Member  shall  have  the  right  to   have   an
independent audit of all Company books, records and accounts, including all charges to the Business Account. This audit shall review all issues raised by the requesting Member, with all costs borne by the requesting Member. The requesting Member shall give the other Member thirty (30) days prior notice of such audit. Any audit conducted on behalf of either Member shall be made during the Manager's normal business hours and shall not interfere with Operations. Neither Member shall have the right to audit records and accounts of the Company relating to transactions or Operations more than twenty-four (24) months after the calendar year during which such transactions, or transactions related to such Operations, were charged to the Business Account. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after completion and delivery of such audit, or they shall be deemed waived.

           (c) Within sixty (60) days after the end of calendar year 2000 and every two calendar years thereafter, a COPAS audit shall be completed by COPAS accountants selected by the Management Committee, and independent of each member. The audit shall be conducted using COPAS accounting procedures and shall cover all Operations conducted during the two calendar years ending prior to the completion of the COPAS audit, including revenues and costs, together with all other matters customarily included in such audits. The audit report shall be delivered to the Management Committee. All written exceptions to and claims upon the Manager for audit exceptions disclosed by such audit shall be made not more than three (3) months after receipt of the audit report. Failure to make any such exception or claim with in such period shall mean the audit is deemed to be correct and binding upon the Members.


                          ARTICLE XII
                           PROPERTIES

     12.1 Royalties, Production Taxes and Other Payments Based on Production. All required payments of production royalties, taxes based on production of Products, and other payments out of production to private parties and governmental entities, shall be determined and made by the Company in a timely manner and otherwise in accordance with applicable laws and agreements. The Manager shall furnish to the Members evidence of timely payment for all such required payments. In the event the Company fails to make any such required payment, any Member shall have the right to make such payment and shall thereby become subrogated to the rights of such third party; provided, however, that the making of any such payment on behalf of the Company shall not constitute acceptance by the paying Member of any liability to such third party for the underlying obligation.

     12.2 Abandonment and Surrender. Either Member may request the Management Committee to authorize the Manager to surrender or abandon part or all of the Properties. At the option of the other Member, the Company shall assign to the objecting Member or such other Person as the objecting Member specifies, by special warranty deed and without cost to the objecting Member, all of the Company's interest in the Properties sought to be abandoned or surrendered, free and clear of all Encumbrances created by, through or under the Company other than those to which both Members have agreed. Upon the assignment, such properties shall cease to be part of the Properties.


                          ARTICLE XIII
                CONFIDENTIALITY, OWNERSHIP, USE
                 AND DISCLOSURE OF INFORMATION

     13.1 Business Information. All Business Information shall be owned jointly by the Members as their Ownership Interests are determined pursuant to this Agreement. Both before and after the termination of the Company, all Business Information may be used by either Member for any purpose, whether or not competitive with the Business, without consulting with, or obligation to, the other Member. Except as provided in Sections 13.3 and 13.4, or with the prior written consent of the other Member, each Member shall keep confidential and not disclose to any third party or the public any portion of the Business Information that constitutes Confidential Information.

     13.2 Member Information. In performing its obligations under this Agreement, neither Member shall be obligated to disclose any Member Information. If a Member elects to disclose Member Information in performing its obligations under this Agreement, such Member Information, together with all improvements, enhancements, refinements and incremental additions to such Member Information that are developed, conceived, originated or obtained by either Member in performing its obligation under this Agreement ("Enhancements"), shall be owned exclusively by the Member that originally developed, conceived, originated or obtained such Member Information. Each Member may use and enjoy the benefits of such Member Information and Enhancements in the conduct of the Business hereunder, but the Member that did not originally develop, conceive, originate or obtain such Member Information may not use such Member Information and Enhancements for any other purpose. Except as provided in Section 13.4, or with the prior written consent of the other Member, which consent may be withheld in such Member's sole discretion, each Member shall keep confidential and not disclose to any third party or the public any portion of Member Information and Enhancements
owned   by   the   other  Member  that  constitutes  Confidential
Information.

     13.3 Permitted Disclosure of Confidential Business Information. Either Member may disclose Business Information that is Confidential Information: (a) to a Member's officers, directors, partners, members, employees, Affiliates, shareholders, agents, attorneys, accountants, consultants, contractors, subcontractors or advisors, for the sole purpose of such Member's performance of its obligations under this Agreement; (b) to any party to whom the disclosing Member contemplates a Transfer of all or any part of its Ownership Interest, for the sole purpose of evaluating the proposed Transfer; (c) to any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or investment in the disclosing Member; or (d) to a third party with whom the disclosing Member contemplates any independent business activity or operation.

     The Member disclosing Confidential Information pursuant to this Section 13.3, shall disclose such Confidential Information to only those parties that have a bona fide need to have access to such Confidential Information for the purpose for which disclosure to such parties is permitted under this Section 13.3 and that have agreed in writing supplied to, and enforceable by, the other Member to protect the Confidential Information from further disclosure, to use such Confidential Information solely for such purpose and to otherwise be bound by the provisions of this Article XIII. Such writing shall not preclude parties described in Subsection 13.3(b) from discussing and completing a Transfer with the other Member. The Member disclosing Confidential Information shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement and such other writing.

     13.4 Disclosure Required By Law. Notwithstanding anything contained in this Article, a Member may disclose any Confidential Information if, in the opinion of the disclosing Member's legal counsel: (a) such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or (b) such disclosure is legally required to be made pursuant to the rules or regulations of a stock exchange or similar trading market applicable to the disclosing Member.

     Prior to any disclosure of Confidential Information under this Section 13.4, the disclosing Member shall give the other Member at least ten (10) days prior written notice (unless less time is permitted by such rules, regulations or proceeding) and, in making such disclosure, the disclosing Member shall disclose only that portion of Confidential Information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Member in intervention in any such proceeding.

     13.5 Public Announcements. Prior to making or issuing any press release or other public announcement or disclosure of Business Information that is not Confidential Information, a Member shall first consult with the other Member as to the content and timing of such announcement or disclosure, unless in the good faith judgment of such Member, there is not sufficient time to consult with the other Member before such announcement or disclosure must be made under applicable Laws; but in such event, the disclosing Member shall notify the other Member, as soon as possible, of the pendency of such announcement or disclosure, and it shall notify the other Member before such announcement or disclosure is made if at all reasonably possible. Any press release or other public announcement or disclosure to be issued by either Member relating to this Business shall also identify the other Member unless advised to the contrary.


                          ARTICLE XIV
                  RESIGNATION AND DISSOLUTION

     14.1 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

          (a) Upon expiration of term of this Agreement in accordance with Section 2.5;

          (b) Upon the unanimous written agreement of the Members;

          (c) Subsequent to five years from the date hereof, at the election of either Member upon One Hundred Eighty (180) days notice of termination to the other Member, if the Management Committee fails to adopt a Program and Budget for six (6) months after the expiration of the latest adopted Program and Budget;

          (d)   Upon  the  resignation of a  Member  pursuant  to
Section 14.2 or upon the bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of a Member; or

          (e)  as otherwise provided by the Act.

     14.2 Resignation. A Member may elect to resign from the Company by giving sixty (60) days prior notice to the other Member of the effective date of resignation, which shall be the end of the then current Program, but such resignation shall not relieve the resigning Member of any liabilities incurred or committed to by the resigning Member. Upon resignation by a Member, the resigning Member shall be deemed to have transferred to the remaining Member all of its Ownership Interest, including all of its interest in the Assets and its Capital Account, without cost and free and clear of all Encumbrances arising by, through or under such resigning Member, except those described in Paragraph 1.1 of Exhibit A and those to which both Members have agreed. The resigning Member shall execute and deliver all instruments as may be necessary in the reasonable judgment of the other Member to effect the transfer of its interests in the Company and the Assets to the other Member. A resigning Member shall have no right to receive the fair value of his Ownership Interest pursuant to the Act. If within a sixty (60) day period both Members elect to withdraw, then the Company shall instead be deemed to have been terminated by the written agreement of the Members pursuant to Section 14.1(b).

     14.3 Disposition of Assets on Dissolution. Promptly after dissolution under Section 14.1, the Manager shall take all action necessary to wind up the activities of the Company, in accordance with Exhibit C. All costs and expenses incurred in connection with the dissolution of the Company shall be expenses chargeable to the Business Account. Provided however, and not withstanding the provisions of Exhibit C, the Manager shall allocate, insofar as possible, all Non-Consent Property to the related Participating Member or Members.


     14.4 Filing of Articles of Dissolution. Upon completion of the winding up of the affairs of the Company, the Manager shall promptly file Articles of Dissolution with the Office of the Secretary of State of the State of Oklahoma. If the Manager has caused the dissolution of the Company, whether voluntarily or involuntarily, then a person selected by a majority vote of the Members to wind up the affairs of the Company shall file the Articles of Dissolution.

     14.5 Right to Data After Dissolution. After dissolution of the Company pursuant to Subsections 14.1(a), (b), (c) or (e), each Member shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a bankrupt or resigning Member causing a dissolution of the Company pursuant to Subsection 14.1(d) shall not be entitled to any such copies.

     14.6 Continuing Authority. On dissolution of the Company under Section 14.1, or the deemed resignation of either Member pursuant to Section 11.5, the Member that was the Manager prior to such dissolution (or the other Member in the event of a resignation by the Manager) shall have the power and authority to do all things on behalf of both Members that are reasonably necessary or convenient to: (a) wind up Operations and
(b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or resignation, if the transaction or obligation arises out of Operations prior to such termination or resignation. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company and either or both Members, encumber Assets, and take any other reasonable action in any matter with respect to which the former Members continue to have, or appear or are alleged to have, a common interest or a common liability.


                           ARTICLE XV
                            DISPUTES

     15.1 Governing Law. Except for matters of title to the Properties or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

     15.2 Forum Selection. The Members (subject to actual receipt of service of process) consent and submit to exclusive venue and jurisdiction in any state or federal court in and for the City of Oklahoma City, State of Oklahoma, and the service of process under applicable provisions of the laws of the State of Oklahoma in any action commenced relating to this Agreement or the transactions contemplated hereby.

     15.3 Arbitration.

             (a) In the event of any disagreement between the Members over the construction, application (including whether conditions precedent to arbitration have occurred), breach, termination, validity or interpretation of the Agreement ("Dispute"), the Members agree promptly to seek to resolve such Dispute by negotiations between senior executives of the Members. All negotiations and communications pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and state rules of evidence. If the Dispute has not been resolved within forty-five (45) days after the date one Member requests resolution of a Dispute as provided in this
Section 15.3, either Member may initiate arbitration pursuant to this Agreement. "Resolved" means that both Members have agreed to a disposition of the Dispute; a Dispute has not been resolved within the meaning of this subparagraph if one Member denies the existence of a Dispute or refuses to participate in the process described in this Section 15.3.

                (b)     Any   Dispute  submitted  to  arbitration
pursuant to subparagraph (a) shall be submitted to binding arbitration, before a single arbitrator, in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Members in connection with any Dispute or Disputes hereunder.

               (i) The arbitrator appointed under this Agreement shall be an executive or former executive of an exploration and production company, and shall have had at least 15 years of experience in the oil and gas business.

               (ii) The Member desiring to initiate arbitration shall send, via certified mail, written notice of demand of arbitration to the other Member and the names of one or more proposed arbitrators together with a statement of the matter in controversy.

               (iii) Within thirty (30) days after receipt of such demand, the receiving Member shall either agree to one of the arbitrators proposed by the other Member, or propose one or more arbitrators. If the receiving Member fails or refuses to agree to or propose an arbitrator within such 30-day period or if the Members cannot agree on an arbitrator, within sixty (60) days after receipt of such demand, all Disputes shall be settled by arbitration administered by the AAA in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered the arbitrator may be entered in any court having jurisdiction thereof.

               (iv) The arbitrator may hire, at the expense of the Members, legal, accounting, geological, engineering or other consultants the arbitrator believes are necessary or useful.

               (v) Adherence to formal rules of evidence shall not be required. The arbitrator shall consider any evidence and testimony that it determines to be relevant.

               (vi) The arbitrator shall render their decision within thirty (30) calendar days following the conclusion of the hearing. The arbitrator shall have the authority to determine the scope of the arbitrator's authority, the Dispute, including any other Disputes arising in the course of the arbitration, and the damages, if any, to which any Member may be entitled.

                                (vii)      Any  decision  by  the
arbitrator shall be final, binding and non-appealable. Any such, decision may be filed in any court of competent jurisdiction and may be enforced by any Member as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

               (viii)     The  arbitration proceedings  shall  be
conducted in Oklahoma City, Oklahoma.

               (ix) Limited civil discovery shall be permitted for the production of documents and taking of depositions.

               (x)   All civil discovery shall be governed by the
Oklahoma   Rules  of  Civil  Procedure.   All  issues   regarding
information with discovery requests shall be decided by the arbitrator.

               (xi) The arbitrator has no authority to award punitive damages or any other damages not measured by the prevailing Member's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this agreement.

               (xii)           The  award of the arbitrator  may,
but is not required to be, accompanied by a reasoned opinion.

                (xiii)     Neither Member nor the arbitrator  may
disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Members.

               (xiv) The arbitrator may award to the prevailing Member, if any, as determined by the arbitrator, all or some portion of its costs and fees. "Costs and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying, telephone, court costs, witness fees, and attorneys' fees. Notwithstanding the foregoing, each Member shall pay, within 15 days of being billed by the arbitrator, one-half of the total amounts billed by the arbitrator to both Members for arbitration fees, services and expenses incurred by the arbitrator; it is expected that the arbitrator will bill on a monthly basis, but actual billing shall be as determined by the arbitrator.



                          ARTICLE XVI
                       GENERAL PROVISIONS

     16.1 Notices. All notices, payments and other required or permitted communications ("Notices") to either Member shall be in writing, and shall be addressed respectively as follows:

     If to Patrick:      Patrick Energy Corp.
                         6120 S. Yale, Suite 810
                         Tulsa, Oklahoma  74136
                         Attention:  Mark A. Patrick
                         Telephone: (918) 477-7755
                         Facsimile:  (918) 491-6680

     With a Copy to:     Chester, Willcox, and Saxbe, LLP
                         17 South High Street, Suite 900
                         Columbus, Ohio  43215
                         Attention:  J. Richard Emens
                         Telephone: (614) 221-4000
                         Facsimile:  (614) 221-4012

     If  to KLT Gas:     Mr. David  B. Jensen,
                         Vice President, Operations
                         KLT Gas Inc.
                         1201 Walnut
                         Kansas City, Missouri 61406
                         dbj6606@kcpl.com
                         Telephone: (816) 556-2887
                         Facsimile: (816) 556-2337


     With a Copy to:     H. Martin Gibson
                         Winstead Sechrest & Minick, P.C.
                         5400 Renaissance Tower
                         1201 Elm Street
                         Dallas, Texas 75270-2199
                         mgibson@winstead.com
                         Telephone: (214) 745-5149
                         Facsimile: (214) 745-5390

  All Notices shall be given (a) by personal delivery to the Member, (b) by electronic communication, capable of producing a printed transmission, such as Facsimile or Electronic mail, and followed by mail with a copy of the date and time verification; but excluding electronic mail, (c) by registered or certified mail return receipt requested, or (d) by overnight or other express courier service. All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Either Member may change its address by Notice to the other Member.

     16.2 Gender. The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

     16.3 Currency. All references to "dollars" or "$" herein shall mean lawful currency of the United States of America.

     16.4 Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     16.5 Waiver. The failure of either Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member's right thereafter to enforce any provision or exercise any right.

     16.6 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by both
Members.

     16.7 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Member shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Member seeking the approval or authorization; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of oil or gas (including gathering and pipelines), and of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing, but not including low prices. The affected Member shall promptly give notice to the other Member of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Members to advance funds pursuant to Section 11.2 shall be reduced to levels consistent with then current Operations.

     16.8 Rule Against Perpetuities. The Members do not intend that there shall be any violation of the Rule Against
Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties, in an Ownership Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

     16.9 Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

     16.10 Entire Agreement; Successors and Assigns. This Agreement and the Members' Agreement between Patrick and KLT Gas, dated January 14, 2000, contain the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

     16.11 Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Members be contained on any counterpart. Each counterpart shall be deemed an original, but all
counterparts   together  shall  constitute  one  and   the   same
instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                              Patrick Energy Corp.

                              By:  /s/Mark Patrick
                                   Name: Mark Patrick
                                   Title: Vice President

                              KLT Gas Inc.

                              By:  /s/David M. McCoy
                                   Name: David M. McCoy
                                   Title: President